Exhibit 23.1


L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


February 6, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Enable IPC Corporation - Amendment No. 4 to Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Amendment No. 3 to Form SB-2 of our report dated April 11, 2005, except for Notes 3, 4, and 8 as to which date is November 30, 2005, relating to the financial statements of Enable IPC Corporation.

Sincerely,

/s/


L.L. Bradford & Company, LLC